UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

LANS HOLDINGS INC

(Exact name of registrant as specified in its charter)

Nevada	000-55725	47-4426774
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 Brickell, Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-755-7451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On May 17, 2019, Lans Holdings Inc. (the “Company”), after having obtained requisite shareholder approval, filed an amendment to its Certificate of Designation with the Secretary of State of Nevada, increasing the authorized share capital and modifying certain rights and preferences of its Series C Preferred Stock.

The above description of the amendment to the Company’s Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein in its entirety by this reference.

On May 17, 2019, the Company filed a Certificate of Designation for its Series D Preferred Stock with the Secretary of State of Nevada designating 10,000 shares of its authorized preferred stock as Series D Preferred Stock (“Series D”). The shares of Series D shall have a par value of $0.001 per share. The shares of Series D do not have any dividend rights, voting rights or pre-emptive rights. Each share of Series D may be converted at any time following issuance into a number of fully paid and non-assessable shares of common stock determined by taking the number of issued and outstanding shares of common stock of the Company on the date of conversion less any common stock issued pursuant to the conversion of any Series D preferred shares and multiplying by 3.55 and dividing the result by 10,000 (Conversion Price”).

The above description of the Company’s Certificate of Designation is filed as Exhibit 3.2 hereto and is incorporated herein in its entirety by this reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

To the extent required by Item 5.03 of Form 8-K, the information provided in response to Item 3.03 of this report is incorporated by reference into this Item 5.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

3.1	Amendment to Certificate of Designation of Series C Preferred Stock.

3.2	Designation of Series D Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 22, 2019	Lans Holdings Inc

By: /s/ Trevor Allen
Trevor Allen
Chief Executive Officer

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